Exhibit (d)(1)(i)

Form of Schedule A

to

Amended and Restated Investment Advisory Agreement

Revised as of June 11, 2020

Fund	Fee Rate	Effective Date
AllianzGI Dividend Value Fund	0.45%	05/05/2000
AllianzGI Emerging Markets Opportunities Fund	0.85%	10/13/2015
AllianzGI Focused Growth Fund	0.45%	09/24/2012
AllianzGI Global Small-Cap Fund	0.90%	10/04/2011
AllianzGI Health Sciences Fund	0.80%	02/01/2002
AllianzGI Income & Growth Fund	0.65%	02/28/2007
AllianzGI International Value Fund	0.60%	03/30/2005
AllianzGI Large-Cap Value Fund	0.45%	05/05/2000
AllianzGI Mid-Cap Fund	0.47%	02/01/2002
AllianzGI Mid-Cap Value Fund	0.55%	11/01/2015
AllianzGI Small-Cap Fund	0.60%	08/01/2018
AllianzGI Small-Cap Value Fund	0.60%	05/05/2000
AllianzGI Technology Fund	0.90%	05/27/2005

IN WITNESS WHEREOF, ALLIANZ FUNDS and ALLIANZ GLOBAL INVESTORS U.S. LLC have each caused this Schedule A to the Amended and Restated Investment Advisory Agreement to be signed in its behalf by its duly authorized representative, all as of the day and year first written above.

ALLIANZ FUNDS

By:
Name:	Thomas J. Fuccillo
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS U.S. LLC

By:
Name:	Gem Pushpaharan
Title:	Managing Director

[Schedule A to Allianz Funds Amended and Restated Investment Advisory Agreement]